EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18797, 333-18799, 333-18801, 333-18803 and 333-110327) of NCR Corporation of our report dated February 25, 2004, relating to the consolidated financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dayton, Ohio

March 12, 2004

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